Exhibit 27

                      TRANSACTIONS IN SHARES OF THE ISSUER


The Reporting Persons engaged in the following transactions in Shares of the Company since the most recent filing on Schedule 13D. All such transactions involved sales of Shares and were effected on The New York Stock Exchange, except as otherwise noted.


   Reporting Person With                                                                      Price per Share (Excluding
Direct Beneficial Ownership       Date of Transaction             Number of Shares                  Commissions)
----------------------------    ---------------------------    --------------------------     ----------------------------
         Greenbelt                       7/23/02                        (60,000)                        $10.475
         Greensea                        7/23/02                       (100,000)                        $10.4662
         Greensea                        7/23/02                        (60,000)                        $10.475
         Greentree                       7/23/02                       (200,000)                        $10.7672
         Greenway                        7/23/02                        (80,000)                        $10.475
         Duberstein                      7/24/02                        (35,000)                        $10.6922
         Duberstein                      7/24/02                        (25,000)                        $10.575
         Greenbelt                       7/24/02                       (200,000)                        $10.6922
         Greenbelt                       7/24/02                       (100,000)                        $10.575
         Greenbelt                       7/24/02                       (125,000)                        $10.361
         Greenbelt                       7/24/02                       (535,000)                        N/A*
         Greensea                        7/24/02                       (100,000)                        $10.6922
         Greensea                        7/24/02                        (50,000)                        $10.575
         Greentree                       7/24/02                        (89,100)                        $10.6922
         Greentree                       7/24/02                        (60,000)                        $10.575
         Greentree                       7/24/02                        (75,000)                        $10.6507
         Greenway                        7/24/02                       (180,000)                        $10.6922
         Greenway                        7/24/02                       (120,000)                        $10.575
         Greenway                        7/24/02                        (25,000)                        $10.962
         Kingsley                        7/24/02                        (47,400)                        $10.6922
         Kingsley                        7/24/02                        (45,000)                        $10.575
         Kingsley                        7/24/02                       (148,500)                        $10.6922







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* Greenbelt relinquished voting and investment power over Shares.






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